Exhibit 99.1

QUARTER ENDED MARCH 31, 2013

First Quarter Overview

As of May 31, 2013

Courtyard by Marriott at Coconut Beach in Kauai, HI

SUMMARY

Two asset acquisitions made in 2013 expanded the portfolio.

Final disposition completed in the Inland Empire investment program.

Six fully cycled investments have generated attractive returns.

Strengthened balance sheet.

Operations improved at hotel in Kauai, Hawaii.

Renovations progressed at two multifamily assets.

Estimated share valuation scheduled for mid-August 2013.

Strong Performance

1651 Interchange in
San Bernardino, CA

During 2013, we have made progress with our acquisition and asset management initiatives. Two asset acquisitions expanded our portfolio, and a disposition represented the successful completion of our industrial investment program in the Inland Empire in California. The REIT has full-cycled six significant investments that have generated attractive, double-digit simple average annual returns ranging from 10%—28%. These attractive returns illustrate our capacity to create value for our shareholders.

As we achieve selected asset management goals, we are maintaining a cautious perspective due to the slow pace of economic activity and job creation in the United States. Further economic improvement, both domestically and internationally, should enable us to enhance the performance of the REIT.

Two Asset Acquisitions Expanded the Portfolio

We are maintaining our focus on acquisition targets that reflect good value relative to replacement cost and have opportunities to improve cash flow at a greater-than-market growth rate through capital improvements, strong asset management, and the improved purchasing power of a large platform. We recently expanded our asset portfolio with two acquisitions:

Wimberly at Deerwood in Jacksonville, Florida

We acquired this 322-unit, Class B multifamily community in February for a contract price of $35.6 million. We plan to invest $2.5 million in upgrades and various improvements to the clubhouse and pool area. As a result of completing renovations on eight units, we have achieved monthly rent increases averaging approximately $91 per renovated unit, a 9.5% increase over in-place rents at acquisition. The early feedback is promising, and we are encouraged that we will be able to increase rents for all the units we renovate.

22 Exchange at the University of Akron

We acquired a 471-bed student housing community, 22 Exchange, in April for a contract price of approximately $28 million. The community is 49% pre-leased for the 2013—14 academic year, and we are working now to further complete the lease-up.

Final Disposition Completed Full-Cycling of Inland Empire Investments

In April, we sold the three remaining buildings at Interchange Business Center for a contract price of $40.4 million. We previously sold, in late 2012, one building on this four-building campus for a contract price of $7.5 million. In the aggregate, the cash-on-cash gain on the sale of Interchange Business Center was approximately $6 million, which generated a fully-loaded, simple average annual return of approximately 13%. We are pleased with these results, and plan to use all the sale proceeds to acquire additional assets for the REIT’s portfolio.

Strong Balance Sheet

The following outlines several key balance-sheet metrics for the first quarter of 2013.

Cash and Equivalents	$69.4 million
Total Assets	$402.4 million
Total Notes Payable	$199.2 million	*
Total Liabilities	$220.3 million

* Excluding loan on Interchange Business Center, which was classified as held for sale.

Operations Improved at Hotel in Kauai, Hawaii

The Courtyard by Marriott at Coconut Beach produced strong year-over-year improvement in its operations. We are continuing to focus on improving bookings and rates. Based on a year-over-year comparison, the following key measures improved in the first quarter of 2013.

Courtyard by Marriott	Year-Over-Year Results
Occupancy Rate	21% Increase
Average Daily Rate	15% Increase
Revenue per Available Room	51% Increase
Net Operating Income	$800,000 Increase

Renovations Progressed at Two Multifamily Assets

Lakes of Margate in Margate, Florida

Renovation is approximately 75% completed and rents are rising. The effective rent for the first quarter was $1.28/sf, and the last 20 leases were for $1.35/sf.

Arbors Harbor Town in Memphis, Tennessee

A $2.6 million renovation program is essentially completed and renovated units are achieving a $100—$125 premium over non- renovated units.

PORTFOLIO SUMMARY

As of March 31, 2013

5 multifamily/student housing assets

13 office/industrial assets

1 hospitality asset

1 self-storage asset

20 portfolio assets overall

Click here to view the complete portfolio.

Estimated Share Valuation Scheduled for August 2013

We have retained a well-regarded real estate valuation firm to work with us in preparing the estimated share valuation scheduled for August 2013. During this valuation process, please keep in mind that the valuation will be a point-in-time perspective. Our “value-added” style of REIT acquires properties that typically require some degree of repositioning, renovation or reinvestment. The REIT seeks long-term capital appreciation in the value of the portfolio to ultimately generate the majority of the returns to shareholders.

Six Fully Cycled Investments Generated Attractive Returns

The six significant full-cycled investments completed by the REIT have included two multifamily investments, three industrial investments in the Inland Empire, and one mezzanine loan. We are pleased that these investments have generated fully loaded, double-digit simple average annual returns ranging from 10% to 28%. These returns have taken into account all up-front fees and costs.

Conclusion

We are managing the REIT’s portfolio consistent with our value-creation objectives. To maximize the ultimate return to investors, we are continuing to evaluate an active pipeline of prospective acquisitions. We intend to further stabilize our existing portfolio of assets and prudently invest cash and the proceeds from asset sales into additional value-added opportunities. We will continue to target income-producing acquisitions including multifamily opportunities in states with strong economies, well-located office properties, value-added investments in real estate with in-place cash flow and selected mezzanine-financing opportunities with an attractive risk/reward profile.

Financial Highlights

	3 mos. ended	3 mos. ended
(in thousands, except per share amounts)	March 31, 2013	March 31, 2012

FFO	$(4,332)	$3,693
FFO per share	$(0.03)	$(0.03)
Distributions declared	—	16,257
Distributions per share	—	0.625

	As of	As of
(in thousands)	March 31, 2013	Dec. 31, 2012

Total assets	$402,432	$379,066
Total liabilities	$220,297	$192,533

Reconciliation of FFO to Net Income (Loss)

(in thousands, except per share amounts)	3 mos. ended March 31, 2013	3 mos. ended March 31, 2012
Net income (loss) attributable to the REIT	$(4,332)	$3,693
Adjustments for(1):
Real estate depreciation and amortization(2)	3,515	3,857
Gain on sale of real estate(3)	—	(8,338)
FFO (4)	$(817)	$(788)
GAAP weighted average shares: Basic and diluted	26,054	25,728
FFO per share	$(0.03)	$(0.03)
Net income (loss) per share	$(0.17)	$0.14

(1)                                 Reflects the adjustments for continuing operations, as well as discontinued operations

(2)                                 Real estate depreciation and amortization includes our consolidated real depreciation and amortization expense, as well as our pro rata share of those unconsolidated investments that we account for under the equity method of accounting and the noncontrolling interest adjustment for the third-party partners’ share of the real estate depreciation and amortization.

(3)                                 Includes our proportionate share of the gain on sale of real estate.

(4)                                 Funds from operations (FFO) is defined by the National Association of Real Estate Investment Trusts as net income (loss), computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains (or losses) from sales of property, plus depreciation and amortization on real estate assets, and after adjustments for unconsolidated partnerships, joint ventures, and subsidiaries. FFO should not be considered as an alternative to net income (loss), or as indications of our liquidity, nor are they either indicative of funds available to fund our cash needs, including our ability to fund distributions. FFO should be reviewed in connection with other GAAP measurements. A reconciliation of FFO and FFO-per-share to net income can be found in our first quarter Form 10-Q on file with the SEC.

1875 Lawrence in Denver, CO

15601 Dallas Parkway, Suite 600 Addison, TX 75001 866.655.3600 behringerharvard.com

FORWARD-LOOKING STATEMENTS

This material contains forward-looking statements relating to the business and financial outlook of Behringer Harvard Opportunity REIT II, Inc. that are based on our current expectations, estimates, forecasts, and projections and are not guarantees of future performance. Actual results may differ materially from those expressed in these forward-looking statements, and you should not place undue reliance on any such statements. A number of important factors could cause actual results to differ materially from the forward-looking statements contained in this material. Such factors include those described in the Risk Factors sections of Behringer Harvard Opportunity REIT II, Inc.’s filings with the Securities and Exchange Commission. Forward-looking statements in this material speak only as of the date on which such statements were made, and we undertake no obligation to update any such statements that may become untrue because of subsequent events. We claim the safe harbor protection for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Published 07/13
© 2013 Behringer Harvard	1861-1 OP2 Q1 Report 2013